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                                                                   Exhibit 99.j


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 21, 2004, relating to the financial statements and financial highlights which appears in the March 31, 2004 Annual Report to Shareholders of Western Asset Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
July 28, 2004